UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                                      Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material under §240.14a-12.

First American Funds Trust

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6((i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Dear Shareholder:

Enclosed you will find proxy materials relating to a Special Meeting of Shareholders of First American Funds, Inc. which will be held on August 21, 2023 at 10:00 am Central time at the offices of U.S. Bancorp Asset Management, 800 Nicollet Mall, Minneapolis MN 55402.

The reason for the special shareholder meeting is to ask shareholders to approve a reorganization of First American Funds, Inc. (“FAF”), currently organized as a Minnesota corporation, into First American Funds Trust (“FAF Trust”), a Massachusetts business trust.

To do so, each FAF fund will be reorganized into a newly created series of FAF Trust, as follows:

Benefits of a MASSACHUSETTS BUSINESS TRUST:

●	Greater operational efficiencies

●	React more quickly to competitive and regulatory conditions

●	More flexible governance structure

●	Authorization to issue an unlimited number of outstanding shares

Acquired Fund (FAF)	Corresponding Acquiring Fund (FAF Trust)
Government Obligations Fund	Government Obligations Fund
Institutional Prime Obligations Fund	Institutional Prime Obligations Fund
Retail Prime Obligations Fund	Retail Prime Obligations Fund
Retail Tax-Free Obligations Fund	Retail Tax-Free Obligations Fund
Treasury Obligations Fund	Treasury Obligations Fund
U.S. Treasury Money Market Fund	U.S. Treasury Money Market Fund

The acquiring funds are newly created series of FAF Trust, and each is substantially identical to its corresponding acquired fund insofar as each has the:

✓	Same investment objectives

✓	Same investment policies

✓	Same advisory fees and total expenses

✓	Same fund tickers and CUSIP numbers

Each reorganization is intended to be a tax-free reorganization for Federal income tax purposes.

After careful consideration, the FAF Board determined that the reorganization proposal for each fund is in the best interests of each fund and recommends a vote FOR each reorganization.

Please see the enclosed proxy form for convenient options to vote your shares and more information on what it means for your investment.

Thank you for your consideration and your vote!

Sincerely,

Mark E. Gaumond	Eric J. Thole
Chair, First American Funds Board	President, First American Funds